UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2019

TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”) was held on April 26, 2019 (the “Annual Meeting”). The matters that were voted upon at the Annual Meeting described in the Company’s definitive proxy statement, and the number of votes cast for or against each matter, as well as the number of abstentions and broker non-votes as to each matter, where applicable, is set forth below. Each proposal was approved by the shareholders.

Proposal 1 — Election of directors
The two nominees named in the definitive proxy statement were elected to serve as directors for the terms described in the Company’s definitive proxy statement or until his/her successor is duly elected or qualified. The voting results were as follows:
	For	Against	Abstain	Broker Non-Votes
David H. Chafey, Jr.	17,101,523	74,318	23,193	1,218,190
Manuel Figueroa Collazo	16,514,781	664,557	19,696	1,218,190

Proposal 2 — Ratification of the selection of the independent registered public accounting firm
The shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.  The voting results were as follows:
For	Against	Abstain	Broker Non-Votes
18,408,806	4,240	4,178	0

Proposal 3 — Advisory vote on the compensation of our named executive officers
The shareholders voted to approve the compensation of the Company’s named executive officers listed in the definitive proxy statement for the Annual Meeting.  The shareholder vote is advisory and non-binding. The voting results were as follows:
For	Against	Abstain	Broker Non-Votes
16,847,618	254,744	96,672	1,218,190

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: May 1, 2019	By:	/s/ Roberto García-Rodríguez
Name: Roberto García-Rodríguez
Title: President and Chief Executive Officer